As Filed with the Securities and Exchange Commission on September 25, 2009.
Registration No. 333-137739

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF
1933

ConAgra Foods, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-0248710
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

One ConAgra Drive
Omaha, Nebraska	68102-5001
(Address of Principal Executive Offices)	(Zip Code)

CONAGRA FOODS 2006 STOCK PLAN
(Full Title of the Plan)

Colleen Batcheler
Senior Vice President, General Counsel and Corporate Secretary
ConAgra Foods, Inc.
One ConAgra Drive
Omaha, Nebraska 68102-5001
402-240-4000
With a copy to:
Lyn Rhoten
Senior Counsel
ConAgra Foods, Inc.
One ConAgra Drive
Omaha, Nebraska 68102-5001
402-240-4000
(Name, Address and Telephone Number of agent for service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this “Post-Effective Amendment”) is filed in order to deregister certain securities issuable under the ConAgra Foods 2006 Stock Plan (the “2006 Plan”), which were originally registered by ConAgra Foods, Inc. (the “Company” or the “Registrant”) on a registration statement on Form S-8 (File No. 333-137739) filed with the Securities and Exchange Commission (the “Commission”) and becoming effective on October 2, 2006 (the “Prior Registration Statement”).
     At the Company’s Annual Meeting of Stockholders held on September 25, 2009, the Company’s stockholders approved the ConAgra Foods 2009 Stock Plan (the “2009 Plan”), which provides, among other things, that shares of the Company’s Common Stock, par value $5.00 per share (the “Common Stock”), that are authorized to be awarded under the 2006 Plan and that, as of September 25, 2009, have not been issued and are not subject to outstanding awards granted under the 2006 Plan shall become available for issuance under the 2009 Plan. As of the date of this Post-Effective Amendment, there are 2,602,347 shares of Common Stock that are authorized to be awarded under the 2006 Plan but that, as of September 25, 2009, have not been issued and are not subject to outstanding awards granted under the 2006 Plan, and thus that are now available for issuance under the 2009 Plan (the “Unused 2006 Plan Shares”). These Unused 2006 Plan Shares will not be issued under the 2006 Plan.
     The Company is concurrently filing a separate registration statement on Form S-8 to register the Unused 2006 Plan Shares for issuance under the 2009 Plan and register 29,500,000 additional shares of Common Stock for issuance under the 2009 Plan. This Post-Effective Amendment is hereby filed to reflect that, following the date hereof, the Unused 2006 Plan Shares may not be issued under the 2006 Plan and deregister the Unused 2006 Plan Shares under the Prior Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on September 25, 2009.

CONAGRA FOODS, INC.
By:	/s/ Gary M. Rodkin
	Name:	Gary M. Rodkin
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below on September 25, 2009 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary M. Rodkin Gary M. Rodkin	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ John F. Gehring John F. Gehring	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Patrick D. Linehan Patrick D. Linehan	Senior Vice President and Corporate Controller (Principal Accounting Officer)

Mogens C. Bay*	Director
Stephen G. Butler*	Director
Steven F. Goldstone*	Director
Joie A. Gregor	Director
Rajive Johri	Director
W.G. Jurgensen*	Director
Richard H. Lenny	Director
Ruth Ann Marshall	Director
Andrew J. Schindler	Director
Kenneth E. Stinson*	Director

*	This Registration Statement has been signed by the undersigned as attorney-in-fact on behalf of each person so indicated pursuant to powers of attorney previously filed with the Commission.

/s/ Colleen Batcheler
Colleen Batcheler, Attorney-in-Fact